SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             -----------------

                                FORM 8-K



                              CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         March 18, 1997
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                      TELCO COMMUNICATIONS GROUP, INC.
                      --------------------------------

             (Exact name of registrant as specified in its charter)


Virginia                       0-28668                        54-1674283
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(State or other         (Commission File Number)          (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)



4219 Lafayette Center Drive, Chantilly, Virginia                20151
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(Address of principal executive office)                     (Zip code)


Registrant's telephone number including area code   (703) 631-5600
                                                    --------------


(Former name or former address, if changed since last report)


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Item 5. Other Events.
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     Telco Communications Group, Inc. ("Telco") and Telco employees Kim Hakim,
David Morrissey and Stephen Canton, have been named as defendants in an action brought by Frontier Corporation ("Frontier") in the U.S. District Court in the Southern District of Indiana. The Telco employees named as defendants in the action are all former employees of Frontier Communications Services, Inc. or its predecessor Allnet Communication Services, Inc.

     The complaint alleges that, while employed by Telco, Hakim, Morrissey and Canton breached provisions of their employment agreements with Frontier by, with the acquiescence and assistance of Telco, soliciting Frontier customers and employees. The complaint requests that Frontier be awarded monetary in excess of $75,000, that the defendants make an accounting of all profits earned as a result of the alleged wrongful activities, that the individual defendants be ordered to hold such funds in constructive trust for the benefit of Frontier and that all defendants be enjoined from further violations.

     Telco denies any liability whatsoever regarding former Frontier customers and employees. Telco is not a party to any agreement with Frontier that would prevent Telco from providing services to former customers of Frontier. Telco believes that Frontier's assertions are completely without merit and intends to vigorously defend such actions.


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                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TELCO COMMUNICATIONS GROUP, INC.

                                By: /s/ Bryan Rachlin
                                   ----------------------------------
Date:  March 20, 1997                   Bryan Rachlin, Secretary
                                        Chief Operating Officer and
                                        General Counsel